UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 25, 2011

GENESIS BIOPHARMA, INC
 (EXACT NAME OF COMPANY AS SPECIFIED IN ITS CHARTER)

NEVADA	000-53172	75-3254381
(STATE OR OTHER JURISDICTION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER
OF INCORPORATION)		IDENTIFICATION)

11500 Olympic Boulevard, Suite 400, Los Angeles CA 90064

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (866) 963-2220

N/A

(Former name or former address, if changed since last report)

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The information called for by this Item 1.01 is incorporated herein by reference to Item 3.02 of this report.

ITEM 3.02 UNREGISTERED SALE OF EQUITY SECURITIES.

Effective July 27, 2011, Genesis Biopharma, Inc. (the “Company”) completed an offering of $5 million of its seven (7%) percent senior convertible notes (the “Notes”) and five (5) year warrants exercisable at $1.25 (the “Warrants”) with five (5) accredited investors (the “Offering”).    The Notes and Warrants were issued in reliance on the exemptions from registration contained in Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.  Each investor represented to the Company that such investor was an “accredited investor” as such term is defined under Regulation D, and the Offering did not involve any form of general solicitation or general advertising. Proceeds of the Offering will be used by the Company to fund working capital.

Under the terms of the Offering, the investors entered into a securities purchase agreement (“SPA” or “Securities Purchase Agreement”) with the Company whereby the investor received Notes that mature November 30, 2011 and which are convertible into shares of the Company’s common stock, par value $0.000042666 (the “Common Stock”) at the option of the holder at a conversion price of $1.25 (the “Conversion Price”) which is based upon eighty five (85%) percent of the average of the trailing five (5) day VWAP prior to the closing. The Notes also contain a redemption feature whereby the Company can force conversion in the event its Common Stock trades at two hundred (200%) percent of the Conversion Price for twenty (20) consecutive trading days with a minimum daily trading volume of 100,000 shares. The Notes and Warrants have anti-dilution protection and the conversion and exercise prices are subject to adjustment based upon pricing of subsequent financings undertaken by the Company as more fully set forth in the SPA, Notes and Warrants. The Warrants as issued to the investors in the Offering contain a cashless exercise provision in the event the shares underlying the Warrants are not registered pursuant to the terms of a registration rights agreement (the “Registration Rights Agreement”) entered into between the Company and the investors.

As a part of the Offering, the Company also entered into an escrow agreement (the “Escrow Agreement”). Under the terms of the SPA the Offering will close in two (2) equal traunches.  With the completion of the Offering, the Company received gross proceeds of $2.5 million and issued $2.5 million of Notes and Warrants exercisable for 2,000,000 shares of Common Stock. The Escrow Agreement provides that the $2.5 million representing the balance of the subscriptions by the investors be placed into escrow along with $2.5 million of Notes and Warrants exercisable for 2,000,000 shares of Common Stock (the Notes and Warrants as deposited into escrow are referred to as “Traunche B Notes” and “Traunche B Warrants” respectively and collectively as the “Escrowed Securities”).  The Escrow Agreement provides that the Escrowed Securities may be released to the investors and the $2.5 million representing the balance of subscription funding may be released to the Company following the Company signing a worldwide nonexclusive license to certain intellectual property owned by the United States Government related to tumor infiltrating lymphocytes and T-cell technologies and a Cooperative Research and Development Agreement for exclusive access to additional technologies for the conduct of clinical trials prior to November 30, 2011 (the “Termination Date”). In the event the Company fails to secure the aforementioned agreements prior to the Termination Date, the Escrow Agreement provides for the return of the Escrowed Securities to the Company and the balance of the subscription funds to the investors.

Further, as a part of the Offering, the Company entered into a Registration Rights Agreement which provides in part that the Company file a registration statement with the Securities and Exchange Commission (“Commission”) for the shares of Common Stock underlying the Notes and Warrants as issued in the Offering and have the registration statement declared effective by the Commission within ninety (90) days of the closing date of the Offering if there is no review by the Commission or within one hundred and twenty (120) days of the closing date in the event the registration statement is reviewed.  Failure to have the registration statement declared effective within the time parameters afforded or to keep the registration effective per the terms of the Registration Rights Agreement will result in a penalty imposed on the Company of an amount in cash equal to one (1.0%) percent of the aggregate purchase price (as such term is defined in the SPA) of such investor's registrable securities every thirty (30) days until such time as the Company complies with the terms of the Registration Rights Agreement.

The Company issued to Canaccord Genuity, Inc. and Cowen and Company, Inc. who acted as the Company’s agent and financial advisor in connection with the Offering warrants equal to two (2%) percent of the securities sold in the Offering (the “Placement Warrants”) and paid a fee of seven (7%) percent of the gross proceeds received under the Offering. The Placement Warrants have like terms to the Warrants issued to the investors in the Offering but also include a cashless exercise provision regardless of whether the Company has an effective registration in place.

The foregoing description of the Offering, Securities Purchase Agreement, Notes, Warrants, Escrow Agreement, Registration Rights Agreement and Placement Warrants does not purport to be complete and is qualified in its entirely by the forms of the Securities Purchase Agreement, Note, Warrant, Escrow Agreement, Registration Agreement, Traunche B Note, Traunche B Warrant, and Placement Warrant attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7 and 10.8 respectively and which are incorporated herein by reference.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(d) EXHIBITS

Exhibit No.	Description

10.1	Form of Securities Purchase Agreement
10.2	Form of Senior Convertible Note
10.3	Form of Warrant
10.4	Form of Escrow Agreement
10.5	Form of Registration Rights Agreement
10.6	Form of Traunche B Senior Convertible Note
10.7	Form of Traunche B Warrant
10.8	Form of Placement Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESIS BIOPHARMA, INC.

Date: July 28, 2011
	By:	/s/ Anthony J. Cataldo
Anthony J. Cataldo, Chairman, Chief Executive
Officer and President